UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2008
INNOVIVE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51534	74-3123261

(State or other jurisdiction of	(Commission	(IRS Employer ID Number)
incorporation)	File Number)

555 Madison Avenue, 25th Floor, New York, New York	10022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 716-1810
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 6, 2008, Innovive Pharmaceuticals, Inc. (“Innovive”) entered into an Agreement and Plan of Merger with CytRx Corporation (“CytRx”), CytRx Merger Subsidiary, Inc. (“Merger Subsidiary”), and Steven Kelly, Innovive’s President and Chief Executive Officer, as representative of Innovive stockholders (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Subsidiary will be merged with and into Innovive (the “Merger”), with Innovive surviving as a wholly owned subsidiary of CytRx.
     In the Merger, each issued and outstanding share of Innovive common stock (except shares owned by, among others, stockholders who have validly exercised their appraisal rights under Delaware law) will be converted into the right to receive merger consideration consisting of the sum of $3,000,000 (“Initial Merger Consideration”) plus earnout consideration (“Earnout Merger Consideration”) of up to $18,253,462 divided by the number of fully diluted shares of Innovive common stock immediately prior to the Merger (“Merger Consideration”). The Initial Merger Consideration will be paid in shares of CytRx common stock. The Earnout Merger Consideration will be paid in shares of CytRx common stock or, at CytRx’s election, in cash, or a combination of shares of CytRx common stock and cash, upon Innovive achieving certain net sales over a period of time. The Board of Directors of Innovive unanimously approved the Merger Agreement and determined to recommend that Innovive stockholders approve the Merger Agreement.
     Upon consummation of the Merger, all unexercised options to purchase Innovive common stock (“Innovive Options”) will be terminated and any consideration due to the holders thereof will be paid. All unexercised warrants for Innovive common stock (“Innovive Warrants”) will either be canceled, without any consideration paid, or remain outstanding with the holders of Innovive Warrants having the right to purchase and receive Merger Consideration.
     The Merger Agreement includes customary representations, warranties and covenants of Innovive, CytRx and Merger Subsidiary. Innovive has agreed not to initiate, solicit or encourage any acquisition transaction (including, but not limited to, any merger, share exchange or similar transaction involving Innovive), participate in any discussions or negotiations regarding, or furnish any non-public information with respect to, or take any other action to knowingly facilitate any effort to make or implement any acquisition transaction, in each case subject to certain exceptions if Innovive receives an unsolicited proposal with respect to an acquisition transaction that Innovive’s Board of Directors determines, in good faith, is or is reasonably likely to result in a superior proposal.
     The Merger Agreement contains certain termination rights for both Innovive and CytRx, and further provides that, upon termination of the Merger Agreement under specified circumstances, including a termination by CytRx in connection with an unsolicited superior proposal, Innovive is required to pay CytRx a termination fee of $1,500,000.
     In connection with the execution of the Merger Agreement, CytRx and Merger Subsidiary entered into support agreements with Angelo De Caro, Neil Herskowitz, Steven Kelly, J. Jay Lobell, Eric Poma, Lindsay A. Rosenwald, M.D., and Lester Lipschutz, as investment manager or trustee of trusts established for the benefit of Dr. Rosenwald and his family, which together own beneficially approximately 19.7% of Innovive’s outstanding common stock. Pursuant to the Support Agreements, each stockholder agreed to, among other things, irrevocably appoint the Board of Directors of CytRx as its proxy, vote in favor of the Merger Agreement and the transactions contemplated thereby, and vote against any acquisition proposal.
     As part of the transaction, Innovive and CytRx Corporation entered into a Loan and Security Agreement pursuant to which CytRx Corporation will loan to Innovive advances of up to $5,500,000 in the aggregate. Innovive will use an initial advance of $1,732,936 to pay certain of its accounts payable and accrued liabilities. It will use additional advances for working capital and general corporate purposes. The loan bears interest at 12.5% per annum and matures on the earliest of the date of any bankruptcy, insolvency or similar proceeding with Innovive, termination of the Merger Agreement, and September 30, 2008. The loan is secured by any interest of Innovive in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. To induce CytRx to enter in to the Loan and Security Agreement, Innovive granted CytRx the option to purchase up to 2,000,000 shares of Innovive common stock at an initial price of $0.01 per option share.
     The Merger Agreement, Support Agreements (including the related irrevocable proxies), and Loan and Security Agreement are filed as Exhibits 2.1, 10.15 and 10.16 respectively to this report on Form 8-K and are incorporated herein by reference.
     The foregoing description of the Merger Agreement, Support Agreements and Loan and Security Agreement is qualified in its entirety by reference to the complete text of each agreement. The Merger Agreement contains representations and warranties that the parties made to, and are solely for the benefit of, each other. The assertions embodied in the representations and warranties made by Innovive in the Merger Agreement are qualified in information contained in a confidential disclosure schedule that Innovive delivered to CytRx and Merger Subsidiary in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were made only as of the date of the Merger Agreement and the representations and warranties of Innovive are modified by the underlying disclosure schedule. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Innovive’s public disclosures.

Important Additional Information Will be Filed with the SEC
     CytRx intends to file with the SEC a Registration Statement on Form S-4, which will include a joint proxy statement/prospectus of Innovive and CytRx and other relevant materials in connection with the proposed transaction. The joint proxy statement/prospectus will be mailed to the stockholders of Innovive. Investors and security holders of Innovive are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about CytRx, Innovive and the proposed transaction. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Innovive with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders may obtain free copies of the documents filed with the SEC by contacting Innovive at (212) 716-1810 or www.innovivepharma.com or by directing a request when such a filing is made to J. Gregory Jester, Chief Financial Officer at Innovive Pharmaceuticals, Inc., 555 Madison Avenue, 25th Floor, New York, New York 10022. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction. Innovive and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Innovive and CytRx in favor of the proposed transaction. Information about the directors and executive officers of Innovive and their respective interests in the proposed transaction will be available in the joint proxy statement/prospectus. CytRx and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Innovive in favor of the proposed transaction. Information about the directors and executive officers of CytRx and their respective interests in the proposed transaction will be available in the joint proxy statement/prospectus.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description of Document

2.1	Agreement and Plan of Merger dated June 6, 2008 by and among Innovive Pharmaceuticals, Inc., CytRx Corporation, CytRx Merger Subsidiary, Inc., and Steven Kelly as Stockholder Representative.*

10.15	Support Agreements (including irrevocable proxies in favor of CytRx Corporation) dated June 6, 2008 between CytRx Corporation, CytRx Merger Subsidiary, Inc., and each of Angelo De Caro, Neil Herskowitz, Steven Kelly, J. Jay Lobell, Eric Poma, Lindsay A. Rosenwald, M.D., and Lester Lipschutz, as investment manager or trustee of trusts established for the benefit of Dr. Rosenwald and his family.

10.16	Loan and Security Agreement dated June 6, 2008 between Innovive Pharmaceuticals, Inc. and CytRx Corporation.*

*	Schedules and exhibits to the agreement have been omitted pursuant to Section 601(b)(2) of Regulation S-K. Innovive Pharmaceuticals, Inc. agrees to furnish supplementally a copy of any omitted schedule or exhibit upon the request of the SEC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVE PHARMACEUTICALS, INC.

Date: June 9, 2008	/s/ Steven Kelly

Steven Kelly
President and Chief Executive Officer

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